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                    [WILMER, CUTLER & PICKERING LETTERHEAD]

                                                                     EXHIBIT 5.2

                               September 14, 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM08
Bermuda

Ladies and Gentlemen:

    We have acted as United States securities counsel for Tyco
International Ltd., a Bermuda company (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, File No. 333-44106 as amended (the "Registration Statement"), with respect to the Company's (i) unsecured debt securities (the "Debt Securities"), (ii) preference shares, US$1.00 par value per share (the "Preference Shares"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), and (iii) common shares, US$.20 par value per share (the "Common Shares" and, together with the Debt Securities, the Preference Shares and the Depositary Shares, the "Securities"), to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed US$2,500,000,000. The Debt Securities are to be issued in one or more series pursuant to Indentures between the Company and the trustees thereunder (the "Trustees").

    We have examined (i) the form of Senior Indenture filed as Exhibit 4.5 to the Company's registration statement dated February 13, 1998, pursuant to which Debt Securities may be issued; (ii) the form of Subordinated Indenture filed as
Exhibit 4.2 to the Registration Statement, pursuant to which Debt Securities may be issued (together with the Senior Indenture, the "Indentures"); (iii) the Registration Statement; and (iv) originals, photocopies or conformed copies of all such records of the Company and its subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinion of Appleby Spurling & Kempe, Bermuda counsel to the Company, with respect to the authorization and validity upon issuance of the Preference Shares, the Depositary Shares and the Common Shares.

    In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) the Indentures and any applicable supplemental indentures will have been duly authorized, executed and delivered by the Company and the Trustees thereunder, and any such supplemental indentures will conform to the Indentures and to applicable law; (v) a deposit agreement between the Company and a bank or trust company as Depositary pursuant to which Depositary Shares may be issued (the "Deposit Agreement") will have been duly authorized, executed and delivered by the parties thereto; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Common Shares issuable upon conversion or exchange of any other Securities being offered will be duly authorized, created and, if applicable, reserved for issuance upon such conversion or exchange.

    Based upon and subject to the foregoing, we are of the opinion that:

    With respect to Debt Securities, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board has taken all necessary corporate action to
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Tyco International Ltd.
September 14, 2000
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approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, the applicable supplemental indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.

    With respect to the Deposit Agreement, when (i) the Board has taken all necessary corporate action to authorize the execution and delivery of a Deposit Agreement; and (ii) such Deposit Agreement shall have been duly executed and delivered by the Company and the Depositary, such Deposit Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

    In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                                          Sincerely,

                                          WILMER, CUTLER & PICKERING

                                          By: /s/ MEREDITH B. CROSS
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                                             Meredith B. Cross, a Partner